                                                                EXHIBIT 99.16(c)

Merrill Lynch Oregon Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series
Trust Class C
      10/21/94 - 7/31/95
                                                Since            Since
                                              Inception        Inception
                                           Average Annual        Total
                                            Total Return        Return*
                                            ------------       ---------
Initial Investment                             $1,000.00       $1,000.00

Divided by Net Asset Value                          9.02            9.02
                                               ---------       ---------
Equals Shares Purchased                          110.865         110.865

Plus Shares Acquired through
  Dividend Reinvestment                            4.109           4.109
                                               ---------       ---------
Equals Shares Held at 7/31/95                    114.974         114.974

Multiplied by Net Asset Value at 7/31/95            9.41            9.41
                                               ---------       ---------
Equals Ending Value before deduction for
  contingent deferred sales charge              1,081.90        1,081.90

Less deferred sales charge                        (10.00)           0.00
                                               ---------       ---------
Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95               1,071.90        1,081.90
                                               ---------       ---------
Divided by $1,000 (P)                             1.0719          1.0819

Subtract 1                                        0.0719          0.0819

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         7.19%
                                               =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                             8.19%
                                                               =========
ERV divided by P                                  1.0719

Raise to the power of                             1.2898

Equals                                            1.0937

Subtract 1                                        0.0937

Expressed as a percentage equals the
  Average Annualized Total Return                   9.37%
                                               =========

* Does not include sales charge for the period.
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        30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

Merrill Lynch Oregon Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class C


Long term income generally based on yield to
  maturity times market value of each security                  $3,365

Plus short term income accrued for the past
  thirty days                                                      162
                                                        --------------
Equals Total Income                                              3,527

Less expenses for the past thirty days                            -677
                                                        --------------
Equals net monthly income for yield calculation                  2,849
                                                        --------------
Average shares outstanding for 30 days                          83,129

Times the Net Asset Value                                         9.40
                                                        --------------
Equals total dollars                                          $781,410
                                                        ==============

Net monthly income divided by total dollars equals         0.003646499

Add 1                                                      1.003646499

Raise to the power of 6                                    1.022079421

Subtract 1                                                 0.022079421

Times 2                                                    0.044158842

Expressed as a percentage equals the
  standardized yield for the 30 day period                        4.42%
                                                                ======

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standard Yield divided by X equals
  Tax Equivalent Yield for 30 day period                          6.14%
                                                                ======